Exhibit 4.23

SRK House 265 Oxford Road, Illovo 2196 Johannesburg PO Box 55291
Northlands
2116 South Africa

e-Mail: johannesburg@srk.co.za
URL: http://www.srk.co.za

Tel: +27 (11) 441 1111
Fax: +27 (11) 880 8086

22 June 2007

Ladies and Gentlemen:

The undersigned hereby consents to the references to:

(1) the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-80 being filed by Uranium One Inc. under the United States Securities Act of 1933, as amended, in connection with:

(a) the report entitled “Dominion Uranium Project, North West Province,

Republic of South Africa Independent Technical Report” dated March 2, 2007;

(b) the report entitled “Dominion Uranium Project, North West Province, Republic of South Africa Independent Technical Report” dated August 1, 2006 and amended on October 26, 2006;

(c) the report entitled “An Independent Technical Report on the Modder East Gold Project, Located near Springs, Gauteng Province, Republic of South Africa” dated August 31, 2006 and amended October 26, 2006; and

(d) the report entitled “An Independent Technical Report on the Eastern Mining Assets, Located near Springs, Gauteng Province, Republic of South Africa” dated September 1, 2005 and amended October 20, 2005; and

(e)  mineral resource and reserve estimates for the Modder East Project, Dominion Reefs, Dominion Dumps and Rietkuil areas, and

(2) all other references to the undersigned included or incorporated by reference in such Registration Statement.

Yours faithully

/s/ Roger Dixon
Roger Dixon
Partner

Consent of SRK.doc

Partners  JCJ Boshoff, MJ Braune, JM Brown, JAC Cowan, CD Dalgliesh, RJ Dixon, T Hart, PR Labrum, LGA Maclear, RRW McNeill, HAC Meintjes, BJ Middleton, MJ Morris, GP Murray, GP Nel, VS Reddy, PN Rosewarne, PE Schmidt, PJ Shepherd, AA Smithen, VM Simposya, PJ Terbrugge, KM Uderstadt, DJ Venter, HG Waldeck, A Wood, A J van der Merwe

Cape Town +27 (0) 21 409 2400 Durban +27 (0) 31 312 1355

Directors AJ Barrett, PR Labrum, BJ Middleton, MJ Morris, PE Schmidt, PJ Terbrugge, MB Zungu, S Mayekiso		East London +27 (0) 43 748 6292

Associates AN Birtles, SA McDonald, DM Duthe, R Gardiner, WA Naismith, JP Odendaal, D Visser, AC White, ML Wertz, AC Woodford		Harare +263 (4) 496 182

Consultants  AC Burger, BSc (Hons);  IS Cameron-Clarke, PrSci Nat, MSc;  JH de Beer, PrSci Nat, MSc; GA Jones, PrEng, PhD;  WD Ortlepp, PrEng, MEng; TR Stacey, PrEng, DSc; OKH Steffen, PrEng, PhD; RJ Stuart, PrTech Eng, GDE;  DW Warwick, PrSci Nat, BSc (Hons)

Johannesburg +27 (0) 11 441 1111 Pietermaritzburg +27 (0) 33 345 6311

Corporate Shareholder: Kagiso Enterprises (Pty) Ltd		Port Elizabeth +27 (0) 41 581 1911 Pretoria +27 (0) 12 361 9821

SRK Consulting (South Africa) (Pty) Ltd	Reg No 1995.012890.07	Rustenburg +27 (0) 14 594 1280